UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

KRANEM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-53563	02-0585306
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1080 O’Brien Drive
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 319-6743

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2011, Kranem Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Investco (the “Seller”), a British Virgin Islands corporation, pursuant to which the Seller agreed to transfer to the Company certain software, source code, intellectual property rights and other materials relating to the “Data Retention,” “Man in the Middle,” “Man in the Middle Detector” and “nCrypto” products and product families (the “Transferred Assets”). Under the Purchase Agreement, the Company assumes no liabilities.

As consideration for the sale of the Transferred Assets, the Company agreed to issue to the Seller 1,329,625 shares of its common stock (“Common Stock”) and a one-year convertible promissory note (the “Note”) in the principal amount of $400,000. The Note bears simple interest at the annual rate of five percent and is due and payable, together with accrued interest, on June 29, 2012 or earlier in the event of the Company’s insolvency or bankruptcy. The Note may be prepaid at any time without penalty. The Note is convertible at the option of the Note holder, in whole but not in part, into shares of the Common Stock of the Company, at the per share price paid by, and on the same terms and conditions extended to, the investors in the Company’s next round of financing.

The Purchase Agreement is subject to customary closing conditions, including, among other things, the execution of a bill of sale and an associated stock purchase agreement, and the issuance of an officer’s certificate by the Seller.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated herein by reference in its entirety into Item 2.01.

On June 30, 2011, the Company consummated the asset transfer contemplated by the Purchase Agreement. The Company acquired the Transferred Assets from the Seller and in consideration, issued 1,329,625 shares of its Common Stock and a one-year convertible promissory note for $400,000 to the Seller.

Item 3.02. Unregistered Sales of Equity Securities.

As described in the Item 2.01 of this Current Report on Form 8-K, the Company issued 1,329,625 shares of its Common Stock and a one-year convertible promissory note in the principal amount of $400,000 to the Seller on June 30, 2011. The shares and the Note were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”). The Company relied on these exemptions from registration based in part on representations made by the Seller. The securities issuable upon conversion of the Note have not been registered under the Securities Act. The shares of Common Stock, the Note and the securities issuable upon any conversion of the Note, may not be offered or sold absent registration or an applicable exemption from registration requirements.

This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing information set forth in Items 1.01, 2.01 and 3.02 is qualified in its entirety by reference to the full text of the Purchase Agreement and the Note, including their attachments and exhibits. Copies of the Purchase Agreement and the Note are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated June 30, 2011, between Investco, a British Virgin Islands company, and Kranem Corporation, a Colorado corporation.
10.2	Convertible Promissory Note issued by Kranem Corporation, dated June 30, 2011, held by Investco, in the principal amount of $400,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2011	KRANEM CORPORATION

	By:	/s/ Edward Miller
	Name:	Edward Miller
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated June 30, 2011, between Investco, a British Virgin Islands company, and Kranem Corporation, a Colorado corporation.
10.2	Convertible Promissory Note issued by Kranem Corporation, dated June 30, 2011, held by Investco, in the principal amount of $400,000.